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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  October 16, 1996
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                  COMMUNICATIONS  WORLD  INTERNATIONAL,  INC.
                  -------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


Commission file number:  0-13652


              Colorado                                  84-0917382
  --------------------------------         ------------------------------------
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)


 6025 South Quebec, Suite 300, Englewood, Colorado               80111
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     (Address of principal executive offices)                 (Zip Code)


                                (303) 721-8200
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              Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS

        Effective September 30, 1996, the Company acquired the assets of its franchise in Tucson, Arizona, CommWorld of Tucson (CWT). The operations of CWT will be continued as part of the operations of the Company's wholly owned subsidiary, CommWorld of Phoenix, Inc. The Company acquired inventory of approximately $41,000 and fixed assets with a net book value of approximately $21,000. The Company issued 74,222 shares of common stock, valued at the market price of the common stock of $1.125 per share on the date of the letter of intent, 83,500 shares of Series G Preferred Stock, valued at the par value of $1.00 per share, and 133,000 shares of Series F Preferred Stock, valued at the par value of $1.00 per share.

        In September 1996, the Company also completed the conversion of certain notes payable in the aggregate principal amount of $169,819 into 169,819 shares of Series F Preferred Stock. The notes, which were issued in connection with previous acquisitions of certain operating subsidiaries, were converted on a dollar for dollar basis into shares of the Series F Preferred Stock valued at the par value of $1.00 per share. The Company also agreed with the former noteholders to reduce the conversion price of their Series B and Series C Preferred Stock from $6.75 and $6.25 per share, respectively, to $4.00 per share.

        Shares of the Series F Preferred Stock will automatically be converted into common stock at a conversion price equal to 60% of the then current market price of the common stock. The conversion will occur upon the effective date of a registration statement to be filed by the Company under the Securities Act of 1933, as amended, covering the offer and sale of the common stock received upon conversion. If the Company has not filed a registration statement by February 28, 1997 to register for resale the common stock to be received upon conversion, the conversion price will be equal to 50% of the then current market price. However, the maximum number of shares of common stock to be received for each share of Preferred Stock shall be two. The current market price will be determined by calculating the average of the daily closing bid prices of the common stock for 30 consecutive trading days ending no more than 15 business days before the date of calculation. The holders of the Series F Preferred Stock may convert earlier at their option, but in no event may conversion occur until the Company has amended its Articles of Incorporation or other action has occurred such that there are a sufficient number of shares of authorized and unissued shares of common stock for the conversion of all outstanding shares of Series F Preferred Stock.

        If conversion has not occurred by November 28, 1997, the holders of shares of the Series F Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the Board of Directors, at the rate of $.08 per share per annum, from the later of November 28, 1996 and the date of issuance of such shares, until such shares are converted. Dividends on the Series F Preferred Stock will be paid before any dividends on shares of the Company's common stock are paid. Upon liquidation, dissolution or winding up of the Company, the Series F Preferred Stock shall have a preference of $1.00 per share plus accumulated and unpaid dividends, payable from the proceeds of sale or distribution of the Company's assets prior to distribution to the holders of common stock.
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

 (b)    Pro Forma Financial Information

        Attached as Exhibit 1.

 (c)    Exhibits

        Exhibit 2 - Articles of Amendment to Articles of Incorporation of
                     Communications World International, Inc. with Statement of Designation of the Series F Preferred Stock.

        Exhibit 3 - Articles of Amendment to Articles of Incorporation of
                     Communications World International, Inc. with Statement of Designation of the Series G Preferred Stock.
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                                  SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                Communications World International, Inc.
                                ---------------------------------------
                                (Registrant)



Date: October 16, 1996          /s/ Richard D. Olson
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                                Richard D. Olson, President and C.E.O.


Date: October 16, 1996          /s/ Scott E. Harris
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                                Scott E. Harris, Executive Vice President, CFO